SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT


                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: December 8, 1998



                        RECKSON ASSOCIATES REALTY CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                   Maryland
                           (STATE OF INCORPORATION)

               1-13762                                      11-3233650
       (COMMISSION FILE NUMBER)                      (IRS EMPLOYER ID. NUMBER)



          225 Broadhollow Road                                11747
           Melville, New York                              (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (516) 694-6900
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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     This Current Report on Form 8-K and the Press Release referred to herein contain "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are qualified by cautionary statements contained herein and therein, including the fact that the Merger is subject to certain conditions and therefore may not close when anticipated or at all, and in Reckson's filings with the Securities and Exchange Commission.


ITEM 5.   OTHER EVENTS

     On December 8, 1998, Reckson Associates Realty Corp. ("Reckson"), Reckson Operating Partnership, L.P. ("Reckson OP"), Metropolitan Partners LLC ("Metropolitan") and Tower Realty Trust, Inc. ("Tower") executed a merger agreement (the "Merger Agreement"), pursuant to which Tower will be merged (the "Merger") into Metropolitan, with Metropolitan surviving the Merger. Concurrently with the Merger, Tower Realty Operating Partnership, L.P. ("Tower OP") will be merged with and into a subsidiary of Metropolitan. The consideration to be issued in the mergers will be comprised of (i) 25% cash and
(ii) 75% of shares of Class B Exchangeable Common Stock, par value $.01 per share, of Reckson (the "Class B Common Stock"), or in certain circumstances described below, shares of Class B Common Stock and unsecured notes of Reckson OP. Reckson controls Metropolitan and owns 100% of the common equity; Crescent Real Estate Equities Company ("Crescent") owns a preferred equity investment in Metropolitan. The Merger Agreement replaces a previously existing merger agreement among Reckson, Crescent, Metropolitan and Tower relating to the acquisition by Metropolitan (which at that time was a 50/50 joint venture between Reckson and Crescent) of Tower for $24 per share.


     Pursuant to the terms of the Merger Agreement, holders of shares of outstanding common stock of Tower ("Tower Common Stock"), and outstanding units of limited partnership interest of Tower OP will have the option to elect to receive cash or shares of Class B Common Stock, subject to proration. Under the terms of the transaction, Metropolitan will effectively pay for each share of Tower Common Stock and each unit of limited partnership interest of Tower OP: (i) $5.75 in cash, and (ii) 0.6273 of a share of Class B Common Stock. The shares of Class B Common Stock are entitled to receive an initial annual dividend of $2.24 per share, payable quarterly, for the first four full quarters immediately following their issuance. The cash dividend of the Class B Common Stock is subject to adjustment annually, beginning on the first anniversary of the end of the quarter following the issuance of the Class B Common Stock, by a percentage equal to 70% of the cumulative percentage change in Reckson's funds from operations ("FFO") per share above the FFO per share during the four quarters ending in the quarter of their issuance. The shares of Class B Common Stock are exchangeable at any time, at the option of the holder, into an equal number of shares of common stock, par value $.01 per share, of Reckson ("Reckson Common Stock") subject to customary antidilution adjustments. Reckson, at its option, may redeem any or all of the Class B Common Stock in exchange for an equal number of shares of Reckson Common Stock at any time following the four year, six-month anniversary of the issuance of the Class B Common Stock. It is anticipated that Reckson's Board of Directors will recommend to Reckson stockholders the approval of a proposal to issue a number of shares of Class B Common Stock equal to 75% of the sum of (i) the number of outstanding shares of the Tower Common Stock and (ii) the number of Tower OP limited partnership units, in each case, at the effective time of the mergers. If the stockholders of Reckson do not approve the issuance of the Class B Common Stock as proposed, the Merger Agreement provides that approximately one-third of the consideration that was to be paid in the form of Class B Common Stock will be replaced by senior unsecured notes of Reckson OP, which notes will bear interest at the rate of 7% per annum and have a term of ten years. In addition, if the stockholders of Reckson do not approve the issuance of Class B Common Stock as proposed and the Board of Directors of Reckson does not recommend, or withdraws or amends or modifies in any material respect its recommendation for, approval of such proposal, then the total principal amount of notes to be issued and distributed in the Merger will be increased by $15 million.


     Simultaneously with the execution of the Merger Agreement, Metropolitan and Tower executed and consummated a stock purchase agreement (the "Series A Stock Purchase Agreement") pursuant to which Metropolitan purchased from Tower approximately 2.2 million shares of Series A Convertible Preferred Stock, par value $.01 per share, of Tower (the "Tower Preferred Stock"), for an aggregate purchase price of $40 million. The Tower Preferred Stock has a stated value of $18.44 per share and is convertible by Metropolitan into an equal number of shares of Tower Common Stock at anytime after the termination, if any, of the Merger Agreement (the "Triggering Event"), subject to customary antidilution adjustments. Prior to the occurrence of the Triggering Event, the Tower Preferred Stock is entitled to receive dividends equivalent to those paid on the Tower Common Stock. Following the occurrence of the Triggering Event, dividends shall accrue at a rate of 10% per annum and, if such dividends are in arrears for six or more quarters, the holders of the Tower Preferred Stock will be entitled to elect two additional directors to Tower's Board of Directors. If the Merger Agreement is not consummated and a court of competent jurisdiction issues a final, non-appealable judgment determining that Reckson and Metropolitan are obligated to consummate the Merger but have failed to do so, or determining that Reckson and Metropolitan failed to use their reasonable best efforts to take all actions necessary to cause certain closing conditions to be satisfied, Metropolitan is obligated to return to Tower $30 million of the Series A Preferred Stock.


     Immediately prior to the execution of the Merger Agreement and consummation of the Stock Purchase Agreement, Reckson and Crescent executed the amended and restated operating agreement of Metropolitan (the "Metropolitan Operating Agreement") pursuant to which Crescent agreed to purchase a convertible preferred membership interest (the "Preferred Interest") in Metropolitan for an aggregate purchase price of $85 million. $10 million of the purchase price was paid by Crescent to Metropolitan upon execution of the Metropolitan Operating Agreement and the remaining portion is payable prior to the closing of the Merger and is expected to be used to fund a portion of the cash merger consideration. Crescent's investment accrues distributions at a rate of 7.5% per annum for a two-year period and may be redeemed by Metropolitan at any time during that period for $85 million, plus an amount sufficient to provide a 9.5% internal rate of return. If Metropolitan does not redeem the preferred interest, upon the expiration of the two-year period, Crescent must convert its interest into either (i) a common membership interest in Metropolitan or (ii) shares of Reckson Common Stock at a conversion price of $24.61.


     In connection with the revised transaction, Tower, Reckson and Crescent have exchanged mutual releases for any claims relating to the previous merger agreement.


     The foregoing is a summary of certain significant provisions of the Merger and related transactions. The summary is qualified by reference to the Merger Agreement, the Series A Stock Purchase Agreement and the Metropolitan Operating Agreement, each of which is attached hereto and incorporated by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

     10.1 Agreement and Plan of Merger, dated December 8, 1998 (including exhibits)
     10.2 Stock Purchase Agreement, dated December 8, 1998 (including exhibits)
     10.3 Amended and Restated Operating Agreement of Metropolitan Partners LLC, dated December 8, 1998
     99.1  December 8, 1998 Press Release


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     RECKSON ASSOCIATES REALTY CORP.


                                     /s/ Michael Maturo
                                     ----------------------------------
                                     Michael Maturo
                                     Executive Vice President
                                     and Chief Financial Officer

Date:  December 21, 1998